Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Auditors and Financial Statements” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 57 to File No. 333-59762, Amendment No. 60 to File No. 811-03493) of our report dated February 24, 2012 on the financial statements and financial highlights included in AFL–CIO Housing Investment Trust’s 2011 Certified Shareholder Report filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

McLean, Virginia

April 27, 2012